UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2022

HWGC Holdings Limited

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-55685 (Commission File Number)	30-0803939 (I.R.S. Employer Identification No.)

Bangunan Cheong Wing Chan Level 4, 41-51, Jalan Maharajalela, 50150 Kuala Lumpur, Malaysia (Address of principal executive offices)

Registrant’s telephone number, including area code: +603 2143 2889

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01  Other Events

HWGC Holdings Limited (the “Company”) previously reported on Form 8-K filed with the SEC on March 8, 2022, that on March 2, 2022, the Company filed the Certificate of Amendment to its Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada, which implemented the following: (i) the change of the Company’s name from “Vitaxel Group Limited” to “HWGC Holdings Limited” (the “Name Change”) (ii) a 1-for-10 reverse stock split of the Company’s common stock (the “Reverse Stock Split”) and (iii) the authorized share increase of the Company’s capital from 71,000,000 shares, consisting of 70,000,000 shares of common stock and 1,000,000 shares of preferred stock, to 425,000,000 shares, consisting of 400,000,000 shares of common stock and 25,000,000 shares of preferred stock.

On April 8, 2022, Financial Industry Regulatory Authority, Inc. (“FINRA”) notified the Company that the Name Change and the Reverse Stock Split will take effect on the over-the-counter market at the start of business on April 11, 2022. On April 11, 2022, the Company’s common stock started trading on the Reverse Stock Split basis and under the name, “HWGC Holdings Limited.” The Company also requested FINRA to change its trading symbol, which should take effect 20 calendar days from April 11, 2022.

With the change above, the Company will proceed with the restructuring as reported on the Form 8-K filed with the SEC dated March 8, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 12, 2022	HWGC HOLDINGS LIMITED

By: /s/ Leong Yee Ming
Name: Leong Yee Ming
Title: Chief Executive Officer